JMW ACQUISITION CO.
                       PREFERRED STOCK PURCHASE AGREEMENT

         THIS PREFERRED STOCK PURCHASE AGREEMENT is made as of August 4, 1987, by and among JMW Acquisition Co., a Utah corporation (the "Company"), Motion Control, Inc., a Utah corporation ("MCI"), and the persons and entities listed on the Schedule of Investors attached hereto as Exhibit A (the "Schedule of Investors"). The persons and entities listed on the Schedule of Investors are hereinafter collectively referred to as the "Investors" and each individually as an "Investor".

         A. MCI is a manufacturer and marketer of medical products. Cordis Corporation ("Cordis") currently owns 2,913,750 shares of the common stock of MCI, which is approximately 84% of MCI's outstanding common stock. Additionally, MCI owes Cordis approximately $1,950,933 for loans made by Cordis to MCI, $70,000 of which was loaned pursuant to a working capital line of credit and shall be referred to as the "Working Capital Loan", and the remaining $1,880,933 of which shall be referred to as the "Loans". Cordis is also guarantor on a certain loan in principal amount of $750,000 from the Continental Illinois National Bank and Trust Company of Chicago to MCI (the "Guarantee").

         B. The Company, Cordis and MCI entered into a Class A Convertible Preferred Share Agreement dated February 1, 1986 (the "Cordis Agreement") pursuant to which Cordis agreed, in general, to transfer its shares in MCI to the Company in exchange for certain shares of the Company's preferred stock, and to cancel the Loans, upon the closing of a financing in which the Company raised at least $750,000 and upon the simultaneous purchase of shares of the Company's common stock by certain subscribers in accordance with paragraph 3 of the Cordis Agreement, all on the terms and conditions set forth in the Cordis Agreement.

         C. The Investors other than Cordis (the "New Investors") desire to purchase $1,500,000 of the Company's preferred stock, and the Company desires to sell such preferred stock to the New Investors, on the terms and conditions set forth herein.

         D. In light of such investment, and as contemplated by the Cordis Agreement, Cordis desires to transfer all of its shares in MCI to the Company in exchange for certain shares of the Company's preferred stock, and to cancel the Loans, on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1.              PURCHASE AND SALE OF STOCK.

                  1.1 Authorization. The Company will have authorized as of the Closing (as defined below) the issuance pursuant to the terms and conditions hereof of 4,215,618 shares of preferred stock, par value $0.01 per share, of which 67,200 shares shall be designated Series A Preferred Stock (the "Series A Stock"), 3,975,618 shares shall be designated Series B Preferred Stock (the "Series B Stock"), and 172,800 shares shall be designated Series C Preferred Stock (the "Series C Stock") (the Series A Stock, Series B Stock and Series C Stock to be referred to collectively as the "Preferred Stock"), having the rights, preferences and privileges set forth in the Revised Articles of Incorporation (the "Revised Articles") attached hereto as Exhibit B.

                  1.2 Issuance and Sale. The Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, the number of shares of Preferred Stock set forth opposite such Investor's name on Exhibit A to this Agreement (all shares of Preferred Stock purchased hereunder being collectively hereinafter referred to as the "Purchased Shares"). The consideration for the Series B Stock shall be $0.3773 per share. The aggregate consideration for the Series A Stock and Series C Stock, all of which is being purchased by Cordis, and the release of Cordis from its obligations under the Guarantee, shall be the transfer by Cordis to the Company of all shares in MCI held by Cordis and the assignment to the Company of all of Cordis' right title and interest in and to the Loans, all on the terms and conditions set forth in this Agreement. The Company's agreements hereunder with each of the Investors are separate agreements, and the sales of Preferred Stock to each of the Investors hereunder are separate sales.

         2. CLOSING. The purchase and sale of the Purchased Shares shall take place at the offices of Fenwick, Davis & West, Two Palo Alto Square, Palo Alto, CA 94306, at 1:00 p.m., on August 4, 1987, or at such other time and place as the Company and the Investors mutually agree upon in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the Purchased Shares that such Investor is purchasing hereunder against delivery to the Company by each New Investor of the full purchase price of such Purchased Shares, which, shall be paid in accordance with reasonable instructions from the Company provided to each New Investor, in writing, at least two business days prior to the Closing, and against delivery to the Company by Cordis of share certificates representing all shares of MCI held by Cordis, properly endorsed for transfer to the Company, free and clear of any liens or encumbrances. Additionally, Cordis shall deliver to the Company the promissory note(s) evidencing the Loans endorsed and assigned to the Company. The Company shall provide Cordis with evidence satisfactory to Cordis that it has been released from the Guarantee.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MCI. The Company and MCI each hereby represent and warrant, jointly and severally, to each Investor, that, except as expressly set forth on the Schedule of Exceptions ("Schedule of Exceptions") attached hereto as Exhibit C, (which exceptions shall be deemed to be representations and warranties as if made hereunder) the statements in the following paragraphs of this Section 3 are all true and correct:

                  3.1 Organization, Good Standing and Qualification. The Company and MCI are each a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with all requisite corporate power and authority to own their respective properties and assets, and to carry on their business as now conducted and as proposed to be conducted in that certain Iomed Systems, Inc. Five Year Business Plan 1987-1992, heretofore furnished to each of the Investors and furnished to Fenwick, Davis & West, Investors' counsel, on May 27, 1987 (the "Business Plan"). The Company and MCI are both duly qualified to transact intrastate business in the State of Utah and neither the Company nor MCI is required to be qualified to do business as a foreign corporation in any other jurisdiction.

                  3.2      Capitalization.

                           (a) The  Company.  Immediately  prior to the Closing,
the authorized capitalization of the Company shall consist of:

                                    (i)  Preferred  Stock.  A total of 4,215,618
shares of Preferred Stock; 67,200 of which shall be designated Series A Stock; 3,975,618 of which shall be designated Series B Stock; and 172,800 of which shall be designated Series C Stock. None of the Preferred Stock shall be issued or outstanding. The rights, preferences and privileges of the Preferred Stock will be as stated in the Revised Articles.

                                    (ii)  Common  Stock.  A total of  15,000,000
shares of common stock, $0.01 par value per share ("Common Stock"), of which 500,000 shares shall be issued and outstanding.

                                    (iii)  Options,   Subscription   Agreements,
Reserved Shares. Except for (A) the conversion privileges of the Preferred Stock, and (B) certain Subscription Agreements to purchase 3,313,195 shares of Common Stock (the "Subscription Agreements") which were entered into by the Company in accordance with the specific terms, conditions and requirements of the Cordis Agreement, there are not outstanding any options, warrants, rights, (including conversion or preemptive rights, or rights of first refusal) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Except as to the 3,313,195 shares of Common Stock subject to purchase pursuant to the Subscription Agreements, none of the Company's outstanding capital stock, or stock issuable on exercise or exchange of any outstanding options, warrants or rights, is subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

                                    (iv)   Outstanding   Shareholders,    Option
Holders and Subscription Agreement Holders. Attached hereto as part of Exhibit D is a complete list of all outstanding shareholders, option holders, parties to Subscription Agreements, and other security holders of the Company immediately prior to the Closing.

                           (b)  MCI.  Immediately  prior  to  the  Closing,  the
authorized capitalization of the MCI shall consist of:

                                    (i)  Preferred  Stock.  A total  of  100,000
shares of preferred stock, $0.50 par value per share ("MCI Preferred Stock"), none of which shall be designated or issued and outstanding.

                                    (ii)  Common  Stock.  A total of  10,000,000
shares of common stock, $0.01 par value per share ("MCI Common Stock"), of which 3,487,875 shares shall be issued and outstanding, and 100,000 issued and held in treasury.

                                    (iii)   Options,   Subscription   Agreements
Reserved Shares. There are hot outstanding any options, warrants, rights, (including conversion, preemptive rights or rights of first refusal) or agreements for the purchase or acquisition from MCI of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of MCI's capital stock. None of the outstanding capital stock, or stock issuable on exercise or exchange of any outstanding options, warrants or rights, is subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the MCI or any other person), pursuant to any agreement or commitment of MCI.

                                    (iv)  Outstanding  Shareholders  and  Option
Holders and Subscription Agreement Holders. Attached hereto as part of Exhibit D is a complete list of all outstanding shareholders, option holders, and other security holders of MCI immediately prior to the Closing.

                           (c) Post-Closing  Shareholder Status. Attached hereto
as part of Exhibit D is a complete list of all shareholders, option holders and other security holders of the Company and MCI immediately after the Closing.

                  3.3 Subsidiaries. The Company and MCI do not presently own or control, directly or indirectly, any interest in any other corporation, partnership, joint venture, association, or other business entity; except that, contemporaneously with the Closing, the Company will acquire all right, title and interest in and to not less than 95% of the issued and outstanding capital stock of MCI, and all options, warrants, rights or agreements for the purchase or acquisition from MCI of any shares of its capital stock, or any securities convertible into or ultimately exchangeable or exercisable for any shares of MCI's capital stock (except for options and warrants to purchase a total of 25,400 shares of MCI Common Stock).

                  3.4      Due Authorization.

                           (a) All corporate  action on the part of the Company,
its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the Shareholder Agreement referred to in Section 5.4 hereof (the "Shareholder Agreement"), the performance of all obligations of the Company hereunder and under the Shareholder Agreement, and the authorization, issuance (or reservation for issuance) and delivery of all of the Purchased Shares being sold hereunder and of the Common Stock issuable on conversion of the Purchased Shares (the "Conversion Shares") has been taken or will be taken prior to the Closing, and this Agreement and the Shareholder Agreement each constitute a valid and legally binding obligation of the Company, enforceable in accordance with their respective terms, except as may be limited by general principles of equity or by bankruptcy or similar laws affecting the rights of creditors generally;

                           (b) all  corporate  action  on the  part of MCI,  its
officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of MCI hereunder has been taken or will be taken prior to the Closing and this Agreement constitutes a valid and legally binding obligation of MCI, enforceable in accordance with its terms, except as may be limited by general principles of equity or by bankruptcy or similar laws affecting the rights of creditors generally.

                  3.5      Valid Issuance of Stock.

                           (a) The  Purchased  Shares,  when  issued,  sold  and
delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Revised Articles, will be duly and validly issued, fully paid and nonassessable. Based in part on the representations made by the Investors in Section 4 hereof, the Purchased Shares and, based on current facts and laws, the Conversion Shares, will be issued in full compliance with all applicable federal and state securities laws.

                           (b) The  outstanding  shares of  Common  Stock of the
Company are all duly and validly issued, fully paid and nonassessable, and such shares of Common Stock and all outstanding options, warrants, and other securities of the Company have been issued in full compliance with the registration requirements of the 1933 Act and the registration and qualification requirements of all applicable state securities laws.

                           (c) The outstanding shares of Common Stock of MCI are
all duly and validly issued, fully paid and nonassessable.

                  3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company or MCI is required in connection with the consummation of the transactions contemplated by this Agreement, or the Shareholder Agreement, except for (i) any filing which may be-required pursuant to the Utah Securities Laws (the "Law"), and the rules thereunder, and (ii) such other qualifications or filings under the United States Securities Act of 1933 (the "1933 Act") and the regulations thereunder and all other applicable federal and state securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings, if required, will be listed on the Schedule of Exceptions, and in the case of qualifications, will be effective on the Closing date and, in the case of filings, will be made within the time prescribed by law.

                  3.7 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the best of the Company's and MCI's knowledge, currently threatened against the Company or MCI or their respective activities, properties or assets or, to the best of the Company's and MCI's knowledge, against any officer, director, or employee of the Company or MCI, nor is any officer of the Company or MCI aware of any factual or legal basis for any such action, suit, proceeding, claim, arbitration or investigation, including, without limitation, actions pending or, to the best of the Company's or MCI's knowledge, threatened (or any basis therefor known to the Company or MCI) relating to the prior employment of any of the Company's or MCI's employees or consultants, their use in connection with the Company's or MCI's business, of any information or techniques allegedly proprietary to any of their former employers or clients, or their obligations under any agreements with prior employers or clients. To the best of the Company's and MCI's knowledge, none of the employees, officers or directors of the Company or MCI are subject to any agreement with any of their former employers regarding proprietary information of such former employers. Neither the Company nor MCI is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no action, suit, proceeding, claim, arbitration or investigation by the Company or MCI currently pending or which the Company or MCI intends to initiate.

                  3.8 Employee Invention and Trade Secret Agreement. Each employee and officer of the Company and MCI, and each consultant of the Company and MCI, has entered into and executed an Invention and Trade Secret Agreement in the forms attached hereto as Exhibit E-1 and E-2, respectively; provided, however, that non-officer employees and consultants not involved in the creation or development of inventions, improvements, works of authorship, formulas, processes, computer programs, databases or trade secrets need only sign a Non Disclosure Agreement in the form attached hereto as Exhibit E-3. To the best of the Company's and MCI's knowledge, none of the employees, officers or consultants of the Company or MCI are in violation of such agreements.

                  3.9 Status of Proprietary Assets. The Company and MCI have full right, title and ownership of all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes (all of the foregoing collectively hereinafter referred to as the respective "Proprietary Assets") necessary to enable them to produce and market their current products and services- and proposed products and services described in the Business Plan (the "Products") and to conduct their businesses as now conducted and as proposed to be con- ducted as described in the Business Plan, without any conflict with or infringement of the rights of others. A complete list of all Proprietary Assets of the Company and of MCI is included in Exhibit C. No third party has any ownership right, title, interest, claim in or lien on any of the Proprietary Assets and the Company and MCI have taken, and in the future the Company and MCI will take, all steps necessary to preserve the secrecy of all of their Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons. The Company and MCI have and will maintain in place systems to preserve their rights in, and the secrecy of, the Proprietary Assets, and will protect their rights in the Proprietary Assets. There are no outstanding options, licenses, or agreements of any kind relating to any Proprietary Asset, nor is the Company nor MCI bound by or a party to any option, license or agreement of any kind with respect to any patent, trademark, service mark, trade name, copyright, trade secret, license, information, composition of matter, formula, design, proprietary right, know-how or process of any other person or entity. Neither the Company nor MCI is obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, license or use of any Proprietary Asset. Neither the Company nor MCI has received any communications alleging that the Company or MCI has violated or, by conducting their respective businesses as proposed, would violate any patent, trademark, service mark, trade name, copyright or trade secret, license, composition of matter, formula, design, or other proprietary or contractual rights of any other person or entity. Neither the Company nor MCI is aware that any employee of the Company or MCI is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or MCI or to promote the interests of the Company and MCI or that would conflict with the Company's or MCI's business as proposed to be conducted. To the best of the Company's and MCI's knowledge, neither the execution nor delivery of this Agreement nor the carrying on of the Company's or MCI's business by the employees of the Company or MCI, nor the conduct of the Company's or MCI's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Neither the Company nor MCI believes it is or will be necessary to utilize any inventions of any employees of the Company or MCI (or persons either currently intends to hire) made prior to their employment by the Company or MCI. Notwithstanding the foregoing, the Company's and MCI's interest in the Proprietary Assets-are subject to certain rights of the University of Utah, as specifically described in the Schedule of Exceptions attached hereto as Exhibit C.

                  3.10 Compliance with Law and Charter Documents. Neither the Company nor MCI is in violation or default of any provisions of its Articles of Incorporation or Bylaws, and, except for any violations which individually and in the aggregate would have no material adverse impact on the Company's or MCI's businesses, the Company and MCI are in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company's or MCI's business or properties. Neither the Company nor MCI has received any notice of any such violation of such statutes, laws, regulations or orders which has not been remedied prior to the date hereof. The execution, delivery and performance of this Agreement, the Shareholder Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Company's or MCI's Articles of Incorporation or Bylaws, or a material default under any statutes, laws, regulations or orders, or any agreement or contract of the Company or MCI, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company or MCI.

                  3.11 Material Agreements. Set forth on Exhibit F attached hereto is a complete list of all agreements, contracts, leases, licenses, instruments and commitments to which the Company or MCI is a party or is bound which, individually or in the aggregate, are material to the business, properties, financial conditions or results of operations of the Company or MCI; provided that for purposes of this Section 3.11 only, no agreement under which the only remaining obligation of the Company or MCI is to-make a payment of money in the amount of $10,000 or less will be deemed to be material to its business, properties, financial condition or results of operations if the failure to make such payment will not result in the loss by the Company or MCI of any rights that are material to the conduct of its business (provided that such agreements, in the aggregate, do not require payment of more than $100,000). Neither the Company nor MCI has breached, nor does the Company or MCI have any knowledge of any claim or threat that the Company or MCI has breached, any term or condition of (i) any agreement, contract, lease, license, instrument or commitment set forth in Exhibit F, or (ii) any other agreement, contract, lease, license, instrument or commitment if any such breach or breaches, whether individually or in the aggregate, would have a material adverse effect on the business, properties, financial condition or results of operations of the Company or MCI. Each agreement set forth in Exhibit F is in full force and effect and, to the Company's and MCI's knowledge, no other party to such agreement is in material default thereunder. Neither the Company nor MCI is a party to any agreement that restricts its ability to market or sell any Product (whether by territorial restriction or otherwise).

                  3.12 Certain Actions. Since the Balance Sheet Date (as defined in Section 3.17) neither the Company nor MCI has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than advances made in the ordinary course of business (none of which are material), (iv) sold, exchanged or otherwise disposed of any assets or rights, other than the sale of inventory in the ordinary course of business, or
(v) entered into any transactions with any of their respective officers, directors or employees or any entity controlled by such individuals.

                  3.13 Disclosure. The Company and MCI have provided each Investor with all the information that such Investor has requested in writing in connection with its purchase of the Purchased Shares. Neither this Agreement nor any exhibit hereto or certificates of any officer of the Company or MCI delivered at the Closing (when all of such written information is read together) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. The Business Plan has been prepared in a good faith effort to describe the Company's present and proposed products, operations and projected growth, and neither the Company nor any officer of the Company is aware of any untrue statement of a material fact in the Business Plan, or any omission to state a material fact necessary to be included in the Business Plan to make the statements therein not misleading except for information otherwise provided to the Investors in writing. With respect to any financial projections contained in the Business Plan, the Company represents only that such projections were prepared in good faith and that the Company reasonably believes there is a reasonable basis for such projections.

                  3.14 Registration Rights. Except as provided in that certain Employment and Consultation Agreement dated June 1, 1986 between MCI and Stephen
C. Jacobsen, and in the Cordis Agreement (which will be null and void as of the Closing) and in Section 7 of this Agreement, neither the Company nor-MCI has granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company or MCI registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.

                  3.15 Corporate Documents. The Revised Articles of Incorporation and Bylaws of the Company and the Articles of Incorporation and Bylaws of MCI are in the form previously provided to Fenwick, Davis & West, special counsel to the Investors.

                  3.16 Title to Property and Assets. Except as set forth on the Financial Statements attached hereto as Exhibit G, the Company and MCI own their respective properties and assets free and clear of all mortgages, liens, encumbrances, security interests and claims except for liens, encumbrances and security interests rich arise in the ordinary course of business and do not affect heir respective material properties. With respect to the property and assets they each lease, the Company and MCI are in compliance with such leases and hold valid leasehold interests free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

                  3.17 Financial Statements. MCI has delivered to each Investor its unaudited financial statements (consisting of a balance sheet, income statement and statement of changes in financial position) for the fiscal year ended June 30, 1986. MCI has also delivered to each Investor its unaudited, interim financial statements (consisting of a balance sheet, income statement and statement of changes in financial position) for the period ended May 31, 1987. The Company has delivered to each Investor its unaudited interim balance sheet at May 31, 1987. May 31, 1987 is hereinafter referred to as the "Balance Sheet Date". Copies of such documents are attached hereto as Exhibits G-1, G-2 and G-3 (the respective "Financial Statements"). The Financial Statements present fairly the financial condition and operating results of the Company and of MCI as of the dates and for the periods indicated therein, in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated except that the interim statements are subject to customary year-end adjustments permitted or required by generally accepted accounting principles (which, as to MCI, are currently estimated to decrease net income by approximately $20,000). Except as set forth in the Financial
Statements, neither the Company nor MCI has any liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date and (ii) obligations under contracts and commitments incurred in the ordinary course of business which are not required-under generally accepted accounting principles to be reflected in the Financial Statements and which, individually and in the aggregate, are not material to the financial condition or operating results of the Company or MCI. The Company and MCI maintain and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

                  3.18 Changes Since Date of Financial Statements. Since the Balance Sheet Date there has not been:

                           (a) any change in the assets, liabilities,  financial
condition or operating results of the Company or MCI from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse;

                           (b) any damage,  destruction or loss,  whether or not
covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company or MCI (as presently conducted and as proposed to be conducted);

                           (c) any  waiver by the  Company  or MCI of a valuable
right or of a material debt owed to it;

                           (d) any  satisfaction or discharge of any lien, claim
or encumbrance or payment of any obligation by the Company or MCI, except such a satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of the Company;

                           (e) any  material  change or  amendment to a material
contract or arrangement by which the Company or MCI or any of their respective assets or properties are bound or subject, except for changes or amendments which are expressly provided for in this Agreement;

                           (f)  any   material   change   in  any   compensation
arrangement or agreement with any present or prospective employee; or

                           (g) any other  event or  condition  of any  character
which the Company or MCI has reason to believe would materially and adversely affect the assets, properties, financial condition, operating results or business of the Company or MCI.

                  3.19 ERISA Plans. Neither the Company nor MCI has any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.

                  3.20 Tax Returns and Payments. The Company and MCI have timely filed all tax returns and reports required by law and have never been audited by any state or federal taxing authority. All tax returns and reports of the Company and MCI are true and correct in all material respects. The Company and MCI have paid all taxes and other assessments due, except those, if any, contested by them in good faith which are listed in the Schedule of Exceptions. The provisions for taxes of the Company and MCI as shown in the Financial Statements are adequate for taxes due or accrued as of the date thereof.

                  3.21 Insurance. The Company and MCI have in full force and effect (i) fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow them to replace any of their respective properties that might be damaged or destroyed (except for properties that, in the aggregate, are not material) and (ii) such amount of product liability insurance as the Board of Directors deems reasonable.

                  3.22 Labor Agreements and Actions. Neither the Company nor MCI is bound by or subject to any contract, commitment or arrangement with any labor union, and no labor union has requested or, has sought to represent any of the employees, representatives or agents of the Company or MCI. There is no strike or other labor dispute involving the Company or MCI pending or, to the knowledge of the Company and MCI, threatened, nor is the Company or MCI aware of any labor organization activity involving the Company's or MCI's employees. Neither the Company nor MCI is aware that any officer, employee or consultant intends to terminate their employment or relationship with the Company or MCI, nor does the Company or MCI have any present intention to terminate the employment or relationship of any of the foregoing.

                  3.23 Real Property Holding Corporation Status. Since their respective dates of incorporation (and that of-their earliest predecessor) neither the Company nor MCI has been a "United States real property holding corporation", as defined in Section 897(c)(2) of the Internal Revenue Code of 1986 (the "Code"), and in Section 1.897-2(b) of the Treasury Regulations issued thereunder (the "Regulations").

                  3.24 Shareholder Agreement. Except for the Shareholder Agreement referred to in Section 5.4, and the Cordis Agreement (which will be null and void upon the Closing) neither the Company nor MCI has any agreement, obligation or commitment with respect to voting of any shares of its capital stock, and to the best of the Company's and MCI's knowledge, there is no voting agreement or other arrangement among its shareholders with respect to the voting of any shares of its capital stock.

                  3.25 FDA Approval. After due investigation, (i) the Company and MCI have no reason to believe that the United States Food and Drug Administration ("FDA") will ultimately prohibit the marketing, sale, license or use in the United States of any of the Products and (ii) neither the Company nor MCI know of any product or process which the FDA has prohibited from being marketed or used in the United States which in function and composition is substantially similar to any Product.

         4. REPRESENTATIONS AND WARRANTIES OF INVESTORS. Except as to Section 4.8, which shall apply only to Cordis, each Investor hereby represents and warrants to the Company, severally and not jointly, that:

                  4.1 Authorization. This Agreement constitutes its valid and legally binding obligation. Each Investor represents that it has full power and authority to enter into this Agreement. Each Investor has duly and validly taken all corporate or partnership action necessary for the execution, delivery and performance of this Agreement by such Investor.

                  4.2 Purchase for Own Account. The Purchased Shares to be purchased by such Investor hereunder and the Conversion Shares issuable upon conversion thereof (collectively hereinafter referred to as the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

                  4.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchased Shares to be purchased by it hereunder. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company and MCI in Section 3.

                  4.4 Investment Experience. Such Investor has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Purchased Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Purchased Shares. Such Investor also represents that it has not been organized for the purpose of acquiring the Purchased Shares and that the amount of this investment does not exceed 10%-of such Investor's net worth.

                  4.5 Restricted Securities.  Such Investor understands that the
Securities such Investor is purchasing are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such Securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, each Investor represents that it is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

                  4.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Purchased Shares or the Conversion Shares unless and until:

                           (a) there is then in effect a registration  statement
under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (b) (i) such Investor shall have notified the Company
of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Purchased Shares or Conversion Shares in accordance with SEC Rule 144, or (ii) for any transfer of any Purchased Shares or Conversion Shares by an Investor that is a partnership to the estate of any such partner ! or for the transfer by gift, will or intestate succession by any partner to his or her spouse or lineal descendants or ancestors, provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 to the same extent as if the transferee were an original Investor hereunder.

                  4.7 Legends. It is understood that the certificates evidencing the Purchased Shares and the Conversion Shares may bear the legend set forth below, together with other legends required by the laws of the State of Utah or any other state:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE -ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

The legend set forth above shall be removed by the Company from any certificate evidencing Purchased Shares or Conversion Shares upon delivery to the Company of an opinion by counsel, in form and substance reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Purchased Shares or Conversion Shares were issued.

                  4.8 Cordis Representations. Cordis hereby represents and warrants to the Company, MCI and the New Investors that:

                           (a) the shares of MCI Common Stock being  transferred
to the Company in connection with the Closing are the only securities of MCI held by Cordis, or in which Cordis has any interest, and such shares shall be transferred to the Company free and clear of any liens or encumbrances.

                           (b) it owns no securities in the Company,  other than
the Series A Stock and Series C Stock to be issued pursuant to this Agreement.

                           (c) it has not assigned or otherwise  transferred any
part of its interest in the Loans or Working Capital Loan, and upon the Closing and repayment of the Working Capital Loan-an, neither the Company nor MCI will owe any sums to Cordis; and

                           (d) upon the  Closing  the Cordis  Agreement  will be
null and void, and of no further effect.

                           (e) the consummation of the transactions contemplated
herein do not violate any obligation of the Company or MCI to Cordis.

Except for the Subscription Agreements referred to in the Cordis Agreement, which shall remain in effect, Cordis-hereby waives, to and including the date of the Closing, each and every provision of the Cordis Agreement that may be in conflict with the terms or conditions of this Agreement, or which may be necessary, required or appropriate for MCI or the Company to carry out and perform their obligations under this Agreement.

         5. CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of each Investor under Sections 1.2 and 2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto, which consent may be given by written, oral or telephonic communication to special counsel to the Investors:

                  5.1 Representations and Warranties True. Each of the representations and warranties of the Company and MCI contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                  5.2 Performance. The Company and MCI shall have performed and complied with all material agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by each of them on or before the Closing and the Company shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale of the Purchased Shares described herein.

                  5.3 Certificate Effective. The Revised Articles shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with the Secretary of State of the State of Utah.

                  5.4 Shareholder Agreement. Stephen Jacobsen and Stephen Ober shall have executed and delivered the Shareholder Agreement in the form attached hereto as Exhibit H.

                  5.5 Company Compliance Certificate. The Company shall have delivered to the Investors at the Closing a certificate signed on its behalf by the President of the Company certifying that the conditions specified in Sections 5 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company not previously disclosed to the Investors in writing.

                  5.6 Securities Exemptions. The offer and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, requirements of the Utah Securities Law and the registration and/or qualification requirements of all other applicable securities laws.

                  5.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor and to the Investors' special counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request.

                  5.8 Ownership of Technology. Each Investor shall have received from the Company and MCI all documents and other materials requested by it for the purpose of examining and determining the Company's and MCI's rights in and to any technology, the Products, and Proprietary Assets now used, proposed to be used in, or necessary to, the Company's or MCI's business as now conducted and as proposed to be conducted as described in the Business Plan; and the status of the Company's and MCI's ownership rights in and to all such technology, the Products and Proprietary Assets shall be satisfactory to each Investor and to special counsel to the Investors.

                  5.9 Bylaws. The Bylaws of the Company shall have been duly amended in the form attached hereto as Exhibit J by the Company by all necessary corporate action of its Board of Directors and shareholders.

                  5.10 Board of Directors. Effective at the Closing, the directors of the Company shall be Messrs. Jacobsen, Ober, Kellman, Wardle and Weersing.

                  5.11 Certified Charter Documents. There shall have been delivered to special counsel to the Investors a copy of the Revised Articles and the Bylaws of the Company (as amended through the date of the Closing) and of the Articles of Incorporation and Bylaws of MCI, certified by the Secretary of the Company or MCI as applicable, as true and correct copies thereof as of the time immediately prior to the Closing.

                  5.12 No Material Change. There shall have been no material adverse change since the Balance Sheet Date in the business, properties, financial condition or results of operations of the Company or MCI.

                  5.13 Opinion of Company Counsel. Each Investor shall have received from Hansen and Andersen, counsel for the Company and MCI, an opinion, dated as of the date of the Closing, in the form attached as Exhibit I.

                  5.14 Acquisition of MCI. Pursuant to and in accordance with the terms and conditions of this Agreement and the Subscription Agreements, the Company shall acquire, contemporaneously with the Closing, at least 95% of the issued and outstanding capital stock of MCI and all outstanding options, warrants, other securities, or rights to purchase or otherwise obtain any capital stock of MCI (except for options and warrants to purchase a total of 25,400 shares of MCI Common Stock).

                  5.15 Release of Guaranty. Cordis shall have been released from any obligation under the Guarantee, and the Company and/or MCI shall have provided evidence of such release to Cordis.

                  5.16 Working Capital Loan. Cordis shall have been repaid the Working Capital Loan and neither the Company nor MCI shall owe any amounts to Cordis.

                  5.17 MCI Compliance Certificate. MCI shall have delivered to the Investors at the Closing a certificate signed on its behalf by the President of MCI certifying that the conditions specified in Subsections 5.1, 5.2, 5.7, 5.8, 5.11, 5.12, 5.13, 5.14, 5.15, and 5.16 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets, or condition of MCI not previously disclosed to the Investors in writing.

                  5.18 Cordis Transaction. Cordis shall have transferred all of its shares in MCI, and assigned the Loans, to the Company, as set forth in Sections 1.2 and 2.

         6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by such
Investor:

                  6.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  6.2 Payment of Purchase Price. The Investors shall have delivered the purchase price specified for each such Investor in Section 2 and Exhibit A.

                  6.3 Certificate Effective. The Revised Articles shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with the Division of Corporations and Commercial Code of the State of Utah.

                  6.4 Securities Exemptions. The offer and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualification requirements of the Law and the registration and/or qualification requirements of all other applicable securities laws.

                  6.5 Bylaws. The Bylaws of the Company shall have been duly amended in the form attached hereto as Exhibit J by the Company by all necessary corporate action of its Board of Directors and shareholders.

         7. REGISTRATION RIGHTS. The Company covenants and agrees with each Investor as follows:

                  7.1 Definitions. For purposes of this Section 7:

                           (a)  The  terms  "register",   "registered,"  and  of
registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document;

                           (b)  The  term  "Registrable  Securities"  means  the
Common Stock issued or issuable upon conversion of any of the Purchased Shares and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Purchased Shares and/or the other securities described above in this paragraph (b), excluding in all cases, however, any Registrable
Securities acquired in a transaction or series of transactions in which the rights under this Section 7 were not assigned or were not assignable;

                           (c)   The   term    "Registrable    Securities   then
outstanding" means the shares of Common Stock which are Registrable Securities and (i) are then issued and outstanding or (ii) are then issuable pursuant to then exercisable or convertible securities;

                           (d) The term  "Holder"  means  any  person  owning of
record Registrable Securities that have not been sold to the public pursuant to an effective registration statement under the 1933 Act or exemption therefrom; provided that a holder of Purchased Shares or other securities convertible into, or exercisable or exchangeable for, Registrable Securities shall be considered to be a Holder of the Registrable Securities into which such securities can be converted into, or exercised or exchanged for, provided, however, that in no event shall the Company be required to register any securities except the Registrable Securities; and

                           (e) The term  "Form  S-3"  means  such form under the
1933 Act as in effect on the date hereof or any successor registration form under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  7.2      Demand Registration.

                           (a) Request for  Registration.  If the Company  shall
receive at any time after the earlier of (i) July 15, 1990, or (ii) six (6) months after the effective date of the first registration statement filed under the 1933 Act for a public offering of securities of the Company (other than a registration statement relating solely to a merger, recapitalization or reorganization), a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the 1933 Act covering the registration of all or a portion of the Registrable Securities then outstanding held by such Hulders, and the aggregate gross sales price of all Registrable Securities expected to be registered is reasonably expected to be greater than $1,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 7.2(b), effect, as soon as practicable, the registration under the 1933 Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 9.6.

                           (b)   Underwriting   Requirements.   If  the  Holders
initiating the registration (the "Initiation Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7.2, and the Company shall include such information in the written notice referred to in subsection 7.2(a). In such event, the right of any Holder to include such Holder's Registrable Securities in a registration effected pursuant to this Section 7.2 shall be conditioned upon such Holder's , participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 7.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders and approved by the Company, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Section 7.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of Registrable Securities to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof in proportion (as nearly as practicable) to the amount of Registrable Securities then outstanding owned by each Holder.

                           (c) Number of Demand  Registrations.  The  Company is
obligated  to effect only two (2) such  registrations  pursuant to this  Section
7.2.

                           (d)  Expenses of Demand  Registration.  All  expenses
other than  underwriting  discounts and commissions  incurred in connection with registrations pursuant to this Section 7.2, and related filings and qualifications, including (without limitation) all registration, filing and qualification fees, printer's and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements (up to $10,000) of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 7.2 if the registration request is subsequently withdrawn at the request of the Holders of at least 60% of the Registrable Securities to be registered (in which case the Holders requesting the withdrawal shall bear such expenses, pro rata, based on the number of Registrable Securities each was to include in the registration), unless the Holders of at least sixty percent (60%) of the Registrable Securities then outstanding agree to forfeit their right to one demand registration pursuant to this Section 7.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their registration request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 7.2.

                  7.3      Incidental (Piggyback) Registration.

                           (a) Request for Registration. If the Company proposes
to register any of its stock or other securities under the 1933 Act in connection with the public offering of such securities (including for this purpose a registration effected by the Company for shareholders other than the Holders but excluding a registration relating solely either to the sale of securities to employees of the Company pursuant to a stock purchase, stock option or similar plan, or to a merger, recapitalization, or reorganization), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty
(20) days after mailing of such notice by the Company in accordance with Section 9.6, the Company shall, subject to the provisions of Section 7.3(b), cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder has requested to be registered.

                           (b) Underwriting Requirements. In connection with any
offering involving an underwriting of shares being issued by the Company, the Company shall not be required under this Section 7.3 to include any of a Holder's Registrable Securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and terms and conditions set forth herein the underwriters selected by it. If the total amount of securities, including Registrable Securities, requested by security holders of the Company to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering. If any securities held by security holders of the Company are to be included in the offering, Registrable Securities held by any of the Holders shall be included prior to securities held by any other security holders (the securities to be included to be apportioned pro rata first among the Holders of Registrable Securities in proportion, as nearly as practical, to the amount of Registrable Securities then outstanding owned by each Holder, and then, if additional securities may be included, among the other selling security holders according to the total amount of securities entitled to be included therein owned by each such selling security holder; or in such other proportions as shall mutually be agreed to by such other selling security holders).

For purposes of the preceding parentheticals concerning apportionment, for any selling security holder which is a Holder of Registrable Securities and which is a terms and conditions set forth herein partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling security holder", and any pro rata reduction with respect to such selling security holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such selling security holder, as defined in this sentence.

                           (c) Expenses of Incidental (Piggyback)  Registration.
The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registrations pursuant to Section 7.3 for each Holder, including without limitation all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements (up to $10,000) of one counsel for the selling Holders (as a group) selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities. The Company shall have the right to select the states in which the registration shall be qualified, provided, however, that if the Holders request qualification in additional states the Company shall use best efforts to qualify the registration in such states, provided that the Holders pay any costs directly associated with such additional qualifications.

                           (d) Company  withdrawal of Registration.  The Company
shall have no liability to any Holder for the Company's withdrawal of any registration (other than a registration made pursuant to Section 7.2) as to which a Holder has registration rights under this Section 7.3, provided such withdrawal is made in good faith by the Company and not for the purpose of impairing any Holder's rights under this Section 7.3.

                  7.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                           (a)  promptly  give  written  notice of the  proposed
registration, and any related qualification or compliance, to all other Holders; and

                           (b) as soon as practicable,  effect such registration
and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.4:
(1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $250,000; (3) if the Company has successfully effected one or more registrations on Form S-3 pursuant to this Section 7.4 within the six
(6) month period immediately preceding the date on which the Company receives from a Holder or Holders a written request to effect a registration pursuant to this Section 4; (4) if the Company would be required to undertake an audit in addition to its normal year-end audit, unless the Holders requesting the registration agree to pay for such audit, or unless the additional audit is necessitated by the Company's decision to delay the registration as permitted by the following sentence. Additionally, the Company may postpone a requested S-3 registration for a period of time not to exceed four months, if the Board of Directors determines in good faith, and so notifies the Holders requesting registration, that an S-3 registration at the requested time would materially adversely affect the public market for the Company's securities, provided that this right may not be used more than once in a given 12-month period.

                           (c) Subject to the foregoing,  the Company shall file
a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with the registrations requested pursuant to this Section 7.4, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements (up to $5,000) of one counsel for the selling Holder or Holders (as a group) and counsel for the Company, shall be borne by the Company. Registrations effected pursuant to this Section 7.4 shall not be counted as registrations effected pursuant to Sections 7.2 or 7.3.

                           (d) The Company is obligated to effect only three (3)
such registrations pursuant to this Section 7.4.

                  7.5 Obligations of the Company.  Whenever  required under this
Section 7 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                           (a)  Prepare  and file  with  the SEC a  registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) consecutive days.

                           (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

                           (c) Furnish to the Holders such number of copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them and covered by a registration statement filed under this Section 7.

                           (d) Use its best  efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further, that, in connection with a registration pursuant to Sections 7.2 or 7.4 hereof, the Company shall not be required to qualify securities in more than 10 states unless the Holders pay the costs directly associated with such additional qualifications.

                           (e) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                           (f)  Notify  each  Holder of  Registrable  Securities
covered by such registration statement as promptly as possible, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (g) Furnish,  at the request of any Holder requesting
registration of Registrable Securities pursuant to this Section 7, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 7, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; provided that the Company need only use its best efforts to furnish the letter from the Company's accountants described in the immediately preceding clause (ii).

                  7.6 Obligations of Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7 that the selling Holders shall furnish to the Company, at their expense, such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                  7.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

                  7.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 7:

                           (a) To the extent  permitted by law, the Company will
indemnify and hold harmless each Holder, the partners, agents, officers and directors of each Holder, any underwriter, (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act") , against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of `a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, agent, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided however, that the indemnity agreement contained in this Section 7.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder. Notwithstanding anything to the contrary contained in this Section 7.8, this indemnity shall not apply to a person indemnified in this Section 7.8(a) insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a prospectus used by such person after the Company has advised such person in writing that the prospectus is out of date or no longer accurate and the Company has stated that the use of the prospectus should be discontinued.

                           (b) To the  extent  permitted  by law,  each  selling
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each of the Company's agents, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages, or -liabilities (joint or several) to which the Company or any such director, officer, agent, controlling person, underwriter, or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, agent, director, or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, (which consent shall not be unreasonably withheld); and provided further, that in no event shall any indemnity under this Section 7.8(b) exceed the gross proceeds from the offering received by such Holder.

                           (c) Promptly  after receipt by an  indemnified  party
under this Section 7.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall not relieve such indemnifying party of any liability to the indemnified party under this Section 7.8, unless and to the extent that the indemnifying party is materially prejudiced thereby, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.8.

                           (d) The foregoing indemnity agreements of the Company
and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement-in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act.

                           (e) The  obligations of the Company and Holders under
this Section 7.8 shall survive the conversion, if any, of the Purchased Shares, the completion of any offering of Registrable Securities in a registration statement under this Section 7, and otherwise.

                  7.9 Rule 144 Information; Reports Under-1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                           (a) make and keep public  information  available,  as
those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                           (b)  take  such  action,   including   the  voluntary
registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                           (c) file with the SEC in a timely  manner all reports
and other documents required of the Company under the 1933 Act and the 1934 Act; and

                           (d) furnish to any Holder of Registrable  Securities,
forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualified as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                  7.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 7 may be assigned by a Holder to a transferee or assignee of at least 150,000 of the Purchased Shares, or an equivalent amount of Registrable Securities, or any combination thereof. The Company shall be furnished, within a reasonable time after such transfer, with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Notwithstanding the foregoing, rights to cause the Company to register securities may be assigned to any partner, partner of a partner, retired partner, shareholder or affiliate of the Company or of a Holder, or to the spouse, children, grandchildren, parents or siblings of an Investor, or trust for the benefit of an Investor or any such persons, regardless of the number of shares transferred.

                  7.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of sixty percent (60%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 7.2, 7.3 or 7.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of Registrable Securities of the Holders that are included, or (b) to make a demand registration which could result in such registration statement being declared effective prior to one hundred twenty
(120) days after the earlier of either of the dates set forth in the first sentence of subsection 7.2(a), or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 7.2, or (c) to have incidental (piggyback) registration rights that conflict with or are prior or superior to the rights granted to the Holders in Section 7.3.

                  7.12 Suspension of Registration Rights. Provided that (i) the Company has previously closed a firm commitment public offering of the Common Stock of the Company pursuant to a registration statement on Form S-1, filed with, and declared effective by, the SEC pursuant to the 1933 Act and (ii) there then exists an active public trading market for the Company's Common Stock, the registration rights contained in this Section 7 shall be suspended as to any Holder who: (a) (i) is legally able to sell all such Holder's Registrable Securities to the public without registration in two (2) consecutive three (3) month periods pursuant to the provisions of Rule 144 promulgated under the 1933 Act and (ii) owns less than (2%) of the Company's outstanding Common Stock, calculated as provided in this Section 7.12. In calculating the amount of Common Stock held by such Holder and the total amount of Common Stock outstanding for purposes of this Section 7.12, there shall be deemed outstanding all shares of the Company's Common Stock issuable on conversion, exchange or exercise of any outstanding securities of the Company.

                  7.13 Amendment of Registration  Rights.  Any provision of this
  Section 7 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of sixty percent (60%) of the Registrable Securities then outstanding;
  provided, however, that no such amendment or waiver that materially and adversely affects Cordis in a manner substantially different than the New Investors shall be binding on Cordis without Cordis' approval. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder and the Company and shall treat each Holder on an equal and ratable basis, unless otherwise agreed to in writing by the adversely treated Holder(s). By acceptance of any benefits under this Section 7, holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

                  7.14 Standoff Agreement. Each Holder hereby agrees that, in connection with the first registration of the Company's Common Stock (or other securities) covering an underwritten offering of such stock or securities to the general public, such Holder shall not, to the extent requested by the Company or the underwriter of such offering, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Registrable Securities (other than those Registrable Securities which are included, in such registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed ninety
(90) days) from the effective date of the registration statement for such registration as the Company or such underwriters may specify in writing; provided, however, that:

                           (a) such  agreement  shall be applicable  only to the
first registration statement of the Company which covers .shares of Common Stock (or other securities) to be sold on the Company's behalf to the general public in an underwritten offering; and

                           (b)  all  executive  officers  and  directors  of the
Company and all other persons with registration rights (whether or not granted pursuant to this Agreement) enter into similar agreements.

         8.       COVENANTS OF THE COMPANY.

                  8.1      Delivery of Financial Statements.

                           (a) The Company shall deliver to each  Investor,  for
so long as such Investor is a holder of Purchased  Shares or Conversion  Shares,
(1) as soon as available, and in any event within ninety (90) days after the close of each fiscal year, consolidated balance sheets of the Company and its subsidiaries, if any, including MCI, as at the end of such year, and consolidated statements of income, shareholders' equity and changes in financial position of the Company for such year. setting forth in comparative form the figures for such year and for the preceding year, all in reasonable detail, and duly audited by a firm of independent certified public accountants of nationally recognized standing.

                           (b) The Company shall deliver to each  Investor,  for
so long as such Investor is a holder of at least 100,000 Purchased Shares, or the equivalent number of Conversion Shares, or any combination of the two equivalent to 100,000 Purchased Shares:

                                    (i) as soon as  available,  but in any event
within forty-five (45) days prior to the end of each fiscal year, an annual plan for the Company's next fiscal year, prepared on a monthly basis, including projected balance sheets, profit and loss statements and sources and applications of funds and cash flow statements for such months and, as soon as prepared in final form, any other budgets or revised budgets prepared by the Company;

                                    (ii) as soon as available,  but in any event
within twenty (20) days after the end of each month (except the last month of the fiscal year), consolidated balance sheets of the Company and its subsidiaries, if any, including MCI, as at the end of such month, backlog report, and consolidated statements of income, shareholders' equity and changes in financial position, and sources and applications of funds and cash flow statements of the Company and its subsidiaries, if any, including MCI, for such month, and a report in comparative form showing the figures for such month, the figures for the corresponding month of the preceding year, and the budgeted figures for the current month, accompanied by management's analysis of the results of the month and a statement explaining any differences between budgeted and actual results; and

                                    (iii) such other information relating to the
financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time reasonably request.

                           (c) All financial statements required to be delivered
pursuant to Section 8.1(a) above shall be prepared in accordance with generally accepted accounting principles consistently applied (except that monthly financial statements need not comply with footnote requirements and may be subject to standard year-end audit adjustments, provided that the omission of such information is not material to an understanding of the Company's financial situation), shall present fairly the financial condition of the Company and its subsidiaries, if any, including MCI, and its results of operations for the period specified, and shall be accompanied by an instrument executed for the Company by the chief financial officer or chief executive officer of the Company certifying that such statements comply with the requirements of this Section 8.1(b).

                  8.2 Inspection Rights. The Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor. At the Company's request, an Investor will sign a non-disclosure agreement in the form of Exhibit E-3.

                  8.3  Termination  of  Covenants.  The  covenants  set forth in
Section 8.1 shall terminate as to Investors and be of no further force or effect upon the first sale of the Company's Common Stock pursuant to a registration statement filed by the Company under the 1933 Act in connection with a firm commitment underwritten offering of such Common Stock to the general public.

                  8.4 Insurance. The Company shall maintain in full force and effect insurance policies issued by insurers of recognized responsibility insuring the Company and its properties and business against such losses and risks and in such amounts as are deemed adequate for the business of the Company by its Board of Directors. The Company shall use its best efforts to obtain and maintain product liability insurance in such amounts as the Board of Directors deems appropriate.

                  8.5 Key Man Insurance. Within 60 days of the Closing the Company will have procured a term life insurance policy on the life of Stephen
H. Ober or his successor in the amount of at least $1,000,000 with the proceeds payable to the Company. The Company shall keep such policy in effect until the termination of Mr. Ober's employment, and shall provide the Investors with evidence that such policy is in effect, upon request.

                  8.6 FIRPTA. The Company acknowledges that certain Investors may have foreign persons and entities as partners and that the Company may be required, and hereby agrees, to file in the future with the IRS all statements with its United States income tax returns which are required under Section 1.897-2(h) of the Regulations; provided that each Investor provides the Company, upon request, with such information as the Company needs to prepare and file such returns. The Company will use its reasonable efforts consistent with sound business practice to avoid becoming a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. However, in the event the Company in the future becomes a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code, the Company shall promptly notify each Investor in writing of such fact. Within thirty (30) days after receipt of a request from an Investor, the Company shall prepare and deliver to such Investor the statement required under Regulation
Section 1.8972(h)(iv) and either or both of the following documents: (i) an affidavit in conformance with the requirements of Section 1445 (b)(3) of the Code or (ii) a notarized statement, executed by an officer having actual knowledge of the facts, that the shares of Company stock held by such Investor are of a class that is regularly traded on an established securities market, within the meaning of Section 1445(b)(6) of the Code. If the Company is unable to provide either of the documents described in (i) or (ii) above, if requested, it shall promptly notify such Investor in writing of the reasons for such inability. Finally, upon the request of an Investor and without regard to whether either document described in (i) or (ii) above has been requested, the Company shall cooperate fully with the efforts of such Investor to obtain a "qualifying statement," within the meaning of Section 1445(b)(4) of the Code or such other documents as would excuse a transferee of a foreign investor's interest from withholding of income tax imposed pursuant to Sections 897(a) And 1445 of the Code.

                  8.7 Board of Directors. The Company shall use its best efforts to cause two nominees of the Investors to be members of the Company's Board of Directors at all times. All travel and related expenses incurred in connection with attending meetings of the Company's Board of Directors by such directors, and any other director, shall be promptly reimbursed by the Company upon receipt of reasonable documentation of such expense.

                  8.8 Employee Invention and Trade Secret Agreement. The Company and MCI shall require all employees and officers of the Company and MCI, and all consultants of the Company and MCI, to enter into an Invention and Trade Secret Agreement in the forms attached hereto as Exhibit E-1 and E-2, respectively (or in such other form as the Company's Board of Directors may approve), as of the date of commencement of their employment, term of office, or consultancy, as the case may be, with the Company, provided, however, that non-officer employees and consultants not involved in the creation or development of inventions, improvements, works of authorship, formulas, processes, computer programs, databases or trade secrets need only sign a Non-Disclosure Agreement in the form attached hereto as Exhibit E-3.

                  8.9 Activities of MCI. MCI shall not undertake any activities not in the normal course of business. Without limiting the foregoing, MCI shall not amend it articles of incorporation or bylaws, effect any sale, conveyance, encumbrance or otherwise dispose of all or substantially all of the assets of that corporation, merge or consolidate with any other corporation, effect a reclassification or recapitalization, issue any shares of stock, or any bonds, notes, or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of MCI stock, declare or pay any dividends or effect any stock split or combination, or redeem or purchase any shares of its stock.

                  8.10 Fees of Special Counsel. At the Closing, the Company will pay all reasonable legal fees and expenses of Fenwick, Davis & West, incurred by the Investors, or any of them, in connection with the transactions contemplated by this Agreement.

         9.       MISCELLANEOUS.

                  9.1 Survival of Warranties. The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of 3 years after the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors.

                  9.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                  9.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Utah, except as pertains to conflict of laws.

                  9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

                  9.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which are incorporated herein by this reference.

                  9.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the Schedule of Investors or, in the case of the Company and MCI, 1290 West 2320 South, Suite A, Salt Lake City, Utah 84119, or at such other address as such party may designate by ten (10) days advance written notice to all other parties.

                  9.7 Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction, except that it is acknowledged by all parties that the right of Joel D. Kellman and W. Edward Massey to purchase certain shares of the Company's Common Stock are, or may be, conditioned upon the closing of a financing. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  9.8 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Revised Articles, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  9.9 Amendments and Waivers. Except as specified in subsection 7.13, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Purchased Shares and/or Conversion Shares representing at least sixty percent (60%) of the aggregate number of ` shares of Common Stock into which the Purchased Shares then are convertible or have been converted (excluding any of such shares that have been sold to the public);
provided, however, that no such amendment or waiver that materially and adversely affects Cordis in a manner substantially different than the New Investors shall be binding on Cordis without Cordis' approval. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of such securities, and the Company; provided, however, that no condition set forth in Section 5 may be waived with respect to any Investor who does not consent thereto.

                  9.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  9.12 Entire Agreement. This Agreement, together with all exhibits and schedules hereto (including without limitation the Revised Articles) constitutes the entire understanding and agreement of the parties with respect to the transactions contemplated herein and supersede all prior understandings and agreements with respect to such transactions. Without limiting the foregoing, it is hereby agreed that this Agreement supersedes the Cordis Agreement completely, and that the Cordis Agreement is null and void and of no further effect.

                           IN WITNESS  WHEREOF,  the parties have  executed this
Agreement as of the date first above written.

"THE "COMPANY"                      INVESTORS:

JMW ACQUISITION CO.                 NEWTEK VENTURES,
                                    a California limited partnership

By: /s/ Steven A. Orth              By: /s/ Peter J. Wardle

Print Name: Steven A. Orth          Print Name: Peter J. Wardle

Title: President                     Title:General Partner
"MCI"                                MBW VENTURE PARTNERS
                                     PARTNERSHIP
MOTION CONTROL, INC.                 By:  MBW VENTURES, INC.


By: /s/ Stephen C. Jackson           By: /s/ Robert J. Harrington

Print Name: Stephen C. Jackson       Print Name: Robert J. Harrington

Title:                               Title:VIce President
                                     MICHIGAN INVESTMENT FUND L.P.
                                     By:  MBW VENTURES, INC.


                                     By: /s/ Robert J. Harrington

                                     Print Name: Robert J. Harrington

                                     Title: Vice President

                                     UTAH TECHNOLOGY VENTURE FUND I

                                     By:  Impetus, Inc.

                                     By: /s/ Richard Shanama

                                     Print Name: Richard Shanama

                                     Title: President

                                     CORDIS CORPORATION

                                     By: /s/ Robert C. Strauss

                                     Print Name: Robert C. Strauss

                                     Title: President



                                     /s/ Ian R. N. Bund
                                     Ian R.N. Bund


                                     /s/ James R. Weersing
                                     James R. Weersing


                                     /s/ Robert J. Harrington
                                     Robert J. Harrington



                                     /s/ Ned M. Weinshenker, Trustee of
                                     Ned M. Weinshenker Profit
                                     Sharing Plan